Filed pursuant to Rule 424(b)(5)
Registration No. 333-270011

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2025

Prospectus Supplement to Prospectus dated February 24, 2023

J.B. Hunt Transport Services, Inc.

$                    % Senior Notes due

Guaranteed by

J.B. Hunt Transport, Inc.

We are offering $          aggregate principal amount of          % Senior Notes due          (the “notes”). We will pay interest on the notes semiannually in arrears on          and          of each year, beginning          , 2025. The notes will mature on          ,          .

We may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described in this prospectus supplement under “Description of Notes—Optional Redemption.”

Upon a Change of Control Triggering Event, you will have the right to require us to repurchase all or a portion of your notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole. See “Description of Notes—Change of Control Triggering Event.”

The notes will be senior unsecured obligations of J.B. Hunt Transport Services, Inc. and will rank equally with all of its other existing and future senior indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis initially by our wholly owned subsidiary, J.B. Hunt Transport, Inc. The notes will also be fully and unconditionally guaranteed on a senior unsecured basis by any other subsidiary of ours that in the future becomes a borrower or a guarantor under our revolving credit agreement. The notes will be denominated in U.S. dollars and issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

	Per Note	Total
Price to public(1)%		$
Underwriting discounts	%	$
Proceeds, before expenses, to JBHT	%	$

(1)	Plus accrued interest from , 2025, if settlement occurs after such date.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking, SA, on or about          , 2025.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated March      , 2025

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-3
FORWARD-LOOKING STATEMENTS	S-4
SUMMARY	S-5
RISK FACTORS	S-9
USE OF PROCEEDS	S-13
CAPITALIZATION	S-14
DESCRIPTION OF NOTES	S-15
CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-22
UNDERWRITING (CONFLICTS OF INTEREST)	S-28
LEGAL MATTERS	S-34
EXPERTS	S-34

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	3
THE COMPANY	4
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF SECURITIES WE MAY OFFER	6
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF RIGHTS	8
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF DEBT SECURITIES	11
PLAN OF DISTRIBUTION	24
LEGAL MATTERS	25
EXPERTS	26

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the underwriters, take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the notes. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the respective cover pages of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before making a decision to invest in our notes. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent that any information in this prospectus supplement or any information incorporated in this prospectus supplement and the accompanying prospectus by reference is inconsistent with the information in the accompanying prospectus or information previously incorporated in this prospectus supplement and the accompanying prospectus by reference, the information in the accompanying prospectus or such previously incorporated information is deemed modified or superseded by the related information in this prospectus supplement or the information incorporated in this prospectus supplement and the accompanying prospectus by reference, as the case may be. You should read both this prospectus supplement and the accompanying prospectus, any free-writing prospectus we are required to file with the SEC as well as additional information described in the accompanying prospectus under “Incorporation of Certain Documents by Reference” before investing in our notes.

References in this prospectus supplement to “JBHT,” “the company,” “the issuer,” “we,” “us” and “our” refer to J.B. Hunt Transport Services, Inc. and its subsidiaries, unless otherwise specified or unless the context otherwise requires. References to “Transport” and “the initial guarantor” refer to J.B. Hunt Transport, Inc., a wholly owned subsidiary of JBHT.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference in this prospectus supplement have been presented in accordance with accounting principles generally accepted in the United States of America.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference the following documents filed with the SEC but which we have not included or delivered with this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 as filed on February 21, 2025;

•	our Current Report on Form 8-K as filed on January 29, 2025; and

•

the portions of our Definitive Proxy Statement from our 2024 Annual Meeting of Stockholders filed on March 14, 2024 and incorporated by reference into our Annual Report for the year ended December 31, 2023.

We are also incorporating by reference any additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement until this offering of notes has been completed (other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules, such as under Item 2.02 or Item 7.01 of Form 8-K). This additional information is a part of this prospectus supplement from the date of filing of those documents.

The information contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated herein by reference.

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745-0130
Attention: Jennifer Boattini, Secretary
Telephone number: 479-820-0000

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents which are incorporated by reference and other documents which we file periodically with the SEC, contain statements that may be considered to be “forward-looking statements.” Such statements relate to our predictions concerning future events or operations and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “goals,” “strategy,” “future,” “predict,” “seek,” “estimate,” “likely,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements are inherently uncertain, subject to risks, and should be viewed with caution. These statements are based on our belief or interpretation of information currently available. Prospective investors are cautioned that actual results and future events may differ materially from these forward-looking statements as a result of many factors. Some of the factors and events that are not within our control and that could have a material impact on future operating results include the following: general economic and business conditions; competition and competitive rate fluctuations; excess capacity in the intermodal or trucking industries; a loss of one or more major customers; cost and availability of diesel fuel; interference with or termination of our relationships with certain railroads; rail service delays; disruptions to U.S. port-of-call activity; ability to attract and retain qualified drivers, delivery personnel, independent contractors, and third-party carriers; retention of key employees; insurance costs and availability; litigation and claims expense; determination that independent contractors are employees; new or different environmental or other laws and regulations; volatile financial credit markets or interest rates; changes in border or trade policies, including tariffs; terrorist attacks or actions; acts of war; adverse weather conditions; disruption or failure of information systems; inability to keep pace with technological advances affecting our information technology platforms; potential business or operational disruptions resulting from the effects of a national or international health pandemic; operational disruption or adverse effects of business acquisitions; increased costs for and availability of new revenue equipment; disruptions in the procurement of domestic or imported revenue equipment; decreases in the value of used equipment; and the ability of revenue equipment manufacturers to perform in accordance with agreements for guaranteed equipment trade-in values.

You should understand that many important factors that are not within our control, in addition to those listed above, could impact us operationally and financially. Our future financial and operating results may fluctuate as a result of these and other risk factors or events as described in our filings with the SEC. Some important factors that could cause our future results to differ from estimates or projections contained in the forward-looking statements are described under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in other reports we subsequently file with the SEC. Except as required by applicable law, we assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully before making a decision to invest in our notes.

The Company

We are one of the largest surface transportation, delivery, and logistics companies in North America. J.B. Hunt Transport Services, Inc. is a publicly held holding company that, through our wholly owned subsidiaries, provides a wide range of reliable transportation, brokerage, and delivery services to a diverse group of customers and consumers throughout the continental United States, Canada, and Mexico. We were incorporated in Arkansas on August 10, 1961, and have been a publicly held company since our initial public offering in 1983.

Our service offerings include transportation of full-truckload containerized freight, which we directly transport utilizing our company-controlled revenue equipment and company drivers, independent contractors, or third-party carriers. We have arrangements with most of the major North American rail carriers to transport freight in containers or trailers, while we perform the majority of the pickup and delivery services. We also provide customized freight movement, revenue equipment, labor, systems, and delivery services that are tailored to meet individual customers’ requirements and typically involve long-term contracts. These arrangements are generally referred to as dedicated services and may include multiple pickups and drops, freight handling, specialized equipment, and freight network design. In addition, we provide or arrange for local and home delivery services, generally referred to as last-mile delivery services, to customers through a network of cross-dock and other delivery system locations throughout the continental United States. Utilizing thousands of reliable third-party carriers, we also provide comprehensive freight transportation brokerage and logistics services. In addition to dry-van, full-load operations, we also arrange for these unrelated outside carriers to provide flatbed, refrigerated, less-than-truckload (LTL), and other specialized equipment, drivers, and services. Also, we utilize contracted power units to provide traditional over-the-road full truckload delivery services. Our customers, who include many Fortune 500 companies, have extremely diverse businesses. Many of them are served by J.B. Hunt 360®, an online platform that offers shippers and carriers greater access, visibility and transparency of the supply chain.

We believe our ability to offer multiple services, utilizing our existing lines of business and a full complement of logistics services through third parties, represents a competitive advantage. We report our operating results for these services using five reporting segments: Intermodal (JBI), Dedicated Contract Services® (DCS®), Integrated Capacity Solutions (ICS), Final Mile Services® (FMS) and Truckload (JBT). Our business usually involves slightly higher freight volumes in August through early November. Meanwhile, DCS and FMS are subject to less seasonal variation than our other segments.

As of December 31, 2024, we had 33,646 employees.

Our principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and our telephone number is (479) 820-0000.

Transport was incorporated in Georgia on November 6, 1969. Its principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and its telephone number is (479) 820-0000.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	J.B. Hunt Transport Services, Inc.

Notes offered	$ aggregate principal amount of % Senior Notes due (the “notes”).

Maturity	Unless earlier redeemed or repurchased by us, the notes will mature on , .

Interest rates	The notes will bear interest at % per year.

Interest payment dates	We will pay interest on the notes semiannually in arrears on and of each year, beginning , 2025.

Guarantees

All payments with respect to the notes, including principal, premium, if any, and interest, will be fully and unconditionally guaranteed on a senior unsecured basis initially by J.B. Hunt Transport, Inc.

The notes will also be fully and unconditionally guaranteed on a senior unsecured basis by any other subsidiary of ours that in the future becomes a borrower or a guarantor under our revolving credit agreement.

If any guarantor of the notes, whether the initial guarantor or an additional guarantor, is no longer a borrower or a guarantor under our revolving credit agreement, then such guarantor shall automatically be released from its guarantee of the notes. See “Description of Notes—Guarantees” in this prospectus supplement.

Ranking	The notes and the guarantees, as applicable, will be:

●	unsecured and will rank equally with all existing and future senior debt of ours, in the case of the notes, and the initial guarantor and any additional guarantor, in the case of the guarantees;

●

effectively subordinated to all existing and future secured debt of ours, in the case of the notes, and the initial guarantor and any additional guarantor, in the case of the guarantees, to the extent of the value of the assets securing such debt; and

●

structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors).

As of December 31, 2024, we and the initial guarantor had $1,477,702,242 unsecured debt outstanding and our non-guarantor subsidiaries had no outstanding debt or preferred equity.

Optional redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the redemption prices described herein under the caption “Description of Notes—Optional Redemption.”

Change of control triggering event	Upon a Change of Control Triggering Event (as defined under “Description of Notes—Change of Control Triggering Event”), you will have the right to require us to repurchase all or a portion of your notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole, as described under “Description of Notes—Change of Control Triggering Event.”

Covenants	The indenture contains covenants for the benefit of noteholders. These covenants restrict our ability, with certain important exceptions, to:

●	incur debt secured by liens;

●	engage in sale/leaseback transactions; and

●	merge or consolidate with, or transfer all or substantially all of our assets to, another entity.

See “Description of Debt Securities—Covenants” in the accompanying prospectus.

Form and denomination	The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of proceeds	We anticipate that we will receive approximately $ million in net proceeds from the sale of the notes, after deducting underwriting discounts and commissions and other estimated expenses of this offering.

Approximately $ million of the net proceeds from the sale of the notes will be used to repay a term loan with a principal balance of $500,000,000 that accrues interest at 5.539% and that matures on September 27, 2025, as to which our operating subsidiary, J. B. Hunt Transport, Inc. is the principal obligor and we are the guarantor. Any net proceeds remaining will be used for general corporate purposes. See “Use of Proceeds.”

Conflicts of interest	As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Further issuances	The notes will constitute a series of our debt securities issued under the indenture. We may from time to time, without notice to, or the consent of, the holders of the notes, issue and sell additional notes ranking equally and ratably with the notes in all respects (other than the issue price, the issue date, the first interest payment date and the payment of interest accruing prior to the issue date of such additional notes), and with the same CUSIP number as the notes offered hereby, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such non-fungible notes will have a different CUSIP number than the notes offered hereby. See “Description of Notes.”

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should consider carefully before making a decision to invest in the notes.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the following risk factors as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes, including the risk factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Notes

Claims of holders of the notes will be structurally subordinated to claims of creditors and any preferred equity holders of our non-guarantor subsidiaries and effectively subordinated to claims of secured creditors.

The notes will be guaranteed by the initial guarantor and not by any other current or future subsidiary of ours unless such subsidiary becomes a borrower or guarantor under our revolving credit agreement. Furthermore, under certain circumstances, a guarantor, whether the initial guarantor or an additional guarantor, shall automatically be released from its guarantee of the notes. See “Description of Notes—Guarantees.” Claims of holders of the notes will be structurally subordinated to the claims of creditors, including trade creditors, and any preferred equity holders of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors). All liabilities and preferred equity of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a bankruptcy, liquidation or reorganization, to us or, if applicable, a guarantor of the notes. Other than to the limited extent contemplated under “Description of Notes—Covenants” and in the accompanying prospectus under “Description of Debt Securities—Covenants—Restrictions on secured debt,” the notes will not be secured by any of our assets or the assets of any of our subsidiaries (including the initial guarantor) and, as such, will be effectively subordinated to any secured debt that we or any of our subsidiaries (including the initial guarantor) may have now or may incur in the future to the extent of the value of the assets securing that debt.

We are a holding company and our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries, based on their future performance, which may not generate cash required to service the notes.

Our operations are conducted through direct and indirect subsidiaries. As a holding company, we own no significant assets other than our equity in our subsidiaries, and our ability to meet our obligations, including with respect to the notes, will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of our subsidiaries to pay dividends or make distributions or other payments to us depends upon their available cash flow from operations and proceeds from the sale of assets. Cash flow from operations may be affected by the subsidiaries’ ability to successfully implement their business strategies, as well as by general economic, financial, competitive, regulatory, technical and other factors beyond their control. We cannot be certain of the future availability of such distributions and the lack of any such distributions may adversely affect our ability to pay the principal of, and premium, if any, and interest on, the notes. In addition, dividends or other distributions from our subsidiaries to us may be subject to contractual and other restrictions and are subject to other business considerations.

The indenture does not restrict the amount of additional debt that we or our subsidiaries may incur or prohibit us or our subsidiaries from taking other actions, which could have a negative impact on the trading value of the notes.

The indenture does not place any limitation on the amount of debt that we or our subsidiaries may incur in the future. The incurrence of any such additional debt may have important consequences for you as a holder of the notes, including making it more difficult to satisfy our obligations with respect to the notes or the obligations of the initial guarantor or any additional guarantor with respect to its guarantee, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered, placed on negative outlook or withdrawn. The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to certain exceptions. See “Description of Debt Securities—Covenants—Limitations on Liens” and “Description of Debt Securities—Covenants—Sale and Leaseback Transactions” in the accompanying prospectus. Our ability to recapitalize, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture, the notes and the guarantees, could have the effect of diminishing our ability to make payments on the notes when due.

Federal and state fraudulent transfer laws may permit a court to void any guarantee and, if that occurs, you may not receive any payments on such guarantee.

The issuance of guarantees by the initial guarantor (and any additional guarantor) may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by the initial guarantor (or any additional guarantor) or on behalf of the unpaid creditors of the initial guarantor (or additional guarantor). While the relevant laws may vary from state to state, under such laws a guarantee will generally be a fraudulent conveyance or transfer if (i) the transfer was made with the intent of hindering, delaying or defrauding creditors or (ii) the guarantor received less than reasonably equivalent value or fair consideration in return for issuing such guarantee, and, in the case of (ii) only, one of the following is also true:

●	such guarantor was insolvent or rendered insolvent by reason of issuing such guarantee;

●	payment of the consideration left such guarantor with an unreasonably small amount of capital to carry on its business; or

●	such guarantor intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of a guarantee by the initial guarantor (or an additional guarantor) was a fraudulent conveyance or transfer, the court could void the payment obligations under such guarantee or subordinate such guarantee to presently existing and future debt of the initial guarantor (or such additional guarantor, as the case may be) or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent conveyance or transfer occurred, you may not receive any payment on the notes in respect of such guarantee.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

●	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received or whether or not the initial guarantor (or any additional guarantor) was solvent at the relevant time, or regardless of the standard used, that the issuance of a guarantee by it would not be voided or subordinated to other debt of the initial guarantor (or additional guarantor, as the case may be).

The initial guarantor is a borrower under, and not a guarantor of, our revolving credit agreement. Accordingly, obligations to lenders by the initial guarantor as borrower under that agreement would not necessarily be subject to the potential for claims discussed above that would seek to avoid or subordinate obligations of a guarantor. However, obligations by the initial guarantor to holders of the notes pursuant to its guarantees of the notes could be subject to such claims, including claims by lenders under the revolving credit agreement or holders of any other indebtedness of the initial guarantor.

The terms of the indenture and the notes provide only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event with respect to the notes, holders are entitled to require us to repurchase all or a portion of their notes at 101% of their principal amount plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole. The definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

You should also be aware that neither the indenture nor the notes:

●	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

●

limit our ability or the ability of the initial guarantor (or any additional guarantor) to incur indebtedness or other obligations that are equal in right of payment to the notes or its guarantee, as the case may be;

●

limit the ability of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors) to incur debt or other liabilities, or issue preferred equity that would rank senior to our equity interests or, if applicable, the equity interests of the initial guarantor and any future additional guarantors in those subsidiaries and therefore be structurally senior to the notes with respect to the assets of those subsidiaries;

●	restrict our ability to repurchase or prepay any of our equity or debt securities or other indebtedness; or

●	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating an investment in the notes, you should be aware that neither the indenture nor the notes restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a negative impact on the value of your notes.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

We will be required to make an offer to you to purchase all or any part of your notes at a price equal to 101% of their principal amount plus unpaid interest, if any, to the repurchase date upon a Change of Control Triggering Event unless we have exercised our option to redeem your notes in whole. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase your notes. Our failure to purchase the notes in connection with a Change of Control Triggering Event would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes and would cause cross-defaults under certain of our other agreements, including our revolving credit agreement. See “Description of Notes—Change of Control Triggering Event.”

There is currently no market for the notes. We cannot assure you that an active trading market will develop, continue or be liquid.

The notes are a new issue of securities as to which there is currently no market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice to, or the consent of, noteholders. We cannot assure you that an active market for the notes will develop or, if it develops, will continue or be liquid. If an active trading market for the notes does not develop or continue, the market price and liquidity of the notes will be negatively affected. See “Underwriting (Conflicts of Interest).”

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

Credit rating agencies rate our debt securities, including the notes, on factors that include our financial condition, liquidity and results of operations, our business and prospects and their view of the general outlook for the economy generally and our industry specifically. Actions taken by the rating agencies can include maintaining, upgrading, downgrading or withdrawing the current rating of our debt securities or placing us on negative outlook for possible future downgrading. Downgrading or withdrawal of the credit rating of our debt securities or placing us on negative outlook for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have a negative effect on the value of your notes.

USE OF PROCEEDS

We expect to receive approximately $          million in net proceeds from the sale of the notes, after deducting underwriting discounts and commissions and other estimated expenses of this offering. Approximately $ million of the net proceeds from the sale of the notes will be used to repay a term loan that has a principal balance of $500,000,000 that accrues interest at 5.539% and matures on September 27, 2025, as to which our operating subsidiary, J. B. Hunt Transport, Inc. is the principal obligor and we are the guarantor. Any net proceeds remaining will be used for general corporate purposes.

As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table shows our cash and cash equivalents and our consolidated historical capitalization as of December 31, 2024 (i) on an actual cash basis and (ii) on an as-adjusted basis to give effect to the use of proceeds from the sale of the notes as described in “Use of Proceeds” above.

	December 31, 2024
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash	$46,983
Current portion of long-term debt	500,000
Existing long-term debt	977,702
Notes offered hereby	-
Shareholders’ equity
Preferred stock, $100 par value. 10 million shares authorized, none outstanding	-	-
Common stock, $0.01 par value. 1 billion shares authorized; 167,099,432 shares issued and 100,555,126 shares outstanding	1,671	1,671
Additional paid-in capital	583,945	583,945
Retained earnings	7,373,462	7,373,462
Treasury stock, at cost (66,544,306 shares)	(3,944,573)	(3,944,573)
Total shareholders’ equity	4,014,505	4,014,505
Total capitalization	$5,492,207

DESCRIPTION OF NOTES

The following description is only a summary of the material provisions of the notes, the guarantees and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Unless the context requires otherwise, all references to “we”, “us,” “our” and “J.B. Hunt” in this section refer solely to J.B. Hunt Transport Services, Inc. and not to our subsidiaries. The following description of the terms of the notes and the guarantees offered hereby supplements the general description of debt securities and guarantees set forth in the accompanying prospectus.

The notes will constitute a series of debt securities to be issued under the base indenture, dated as of March 1, 2019, among us, the initial guarantor (as defined below) and Computershare Trust Company, N.A. (successor-in-interest to Wells Fargo Bank, National Association), as trustee, as further supplemented by the second supplemental indenture to be dated as of the issue date. When we refer to the “indenture” in the following description, we are referring to the indenture as amended or supplemented.

General

The notes will be issued in an initial aggregate principal amount of $          . Unless redeemed or repurchased under the circumstances described below under “—Optional Redemption” or “—Change of Control Triggering Event,” the notes will mature on          , 20     . The notes will be issued only in fully registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to any sinking fund. The notes will be fully and unconditionally guaranteed on a senior unsecured basis initially by J.B. Hunt Transport, Inc. (the “initial guarantor”).

Interest on the notes will accrue at        % per annum from          , 20     , or from the most recent date to which interest has been paid or provided for. Interest on the notes will be payable semiannually in arrears on          and          of each year, beginning on          , 2025, to the persons in whose names the notes are registered in the security register at the close of business on the          or          (whether or not a business day) immediately preceding the relevant interest payment date. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, the maturity date or any earlier date of redemption or repurchase falls on a day that is not a business day, then the related payment will be made on the next succeeding business day without any interest or other payment in respect of the delay. The term “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to, or the consent of, the holders of the notes, issue and sell additional notes ranking equally and ratably with the notes in all respects (other than the issue price, the issue date, the first interest payment date and the payment of interest accruing prior to the issue date of such additional notes), and with the same CUSIP number as the notes offered hereby, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such non-fungible notes will have a different CUSIP number than the notes offered hereby. Any such additional notes shall be consolidated and form a single series with the notes for all purposes, including voting.

Ranking

The notes will be:

●	unsecured and will rank equally with all existing and future senior debt of ours;

●	effectively subordinated to all existing and future secured debt of ours to the extent of the value of the assets securing such debt; and

●

structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors).

As of December 31, 2024, we and the initial guarantor had $1,477,702,242 unsecured debt outstanding and our non-guarantor subsidiaries had no outstanding debt or preferred equity.

The indenture does not limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes or the ability of our non-guarantor subsidiaries to incur debt or other liabilities, or issue preferred equity that would rank senior to our equity interests or, if applicable, the equity interests of the initial guarantor and of any future additional guarantors in those subsidiaries and therefore be structurally senior to the notes with respect to the assets of those subsidiaries.

Guarantees

The notes will be fully and unconditionally guaranteed initially by our wholly owned subsidiary, J.B. Hunt Transport, Inc. The notes will also be guaranteed in the future by any subsidiary that becomes a borrower or guarantor of obligations under our revolving credit agreement (each, an “additional guarantor” and, together with the initial guarantor, the “guarantors”), but will not be guaranteed by any other current or future subsidiary of ours unless such subsidiary becomes a borrower or guarantor under our revolving credit agreement. If at any time while the notes are outstanding there are two or more guarantors of the notes, such guarantors will guarantee the notes on a joint and several basis.

The guarantees will be:

●	unsecured and will rank equally with all existing and future senior debt of the initial guarantor and any additional guarantor;

●	effectively subordinated to all existing and future secured debt of the initial guarantor and any additional guarantor to the extent of the value of the assets securing such debt; and

●

structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries, including subsidiaries of the initial guarantor and of any additional guarantors.

As of December 31, 2024, we and the initial guarantor had $1,477,702,242 unsecured debt outstanding and our non-guarantor subsidiaries had no outstanding debt or preferred equity.

The indenture does not limit the ability of the initial guarantor (or any additional guarantor) to incur indebtedness or other obligations that are equal in right of payment to its guarantee or the ability of any subsidiary of the initial guarantor (or any additional guarantor) to incur debt, other liabilities or preferred equity that would rank senior to the equity interests of the initial guarantor (or such additional guarantor, as the case may be) in such subsidiary and therefore be structurally senior to the guarantee of the initial guarantor (or such additional guarantor, as the case may be) with respect to the assets of such subsidiary.

The obligations of the initial guarantor and any additional guarantors will be limited as necessary to prevent the guarantees from constituting a fraudulent conveyance under applicable law. If a guarantee is rendered voidable, it could be subordinated by a court to all other indebtedness (including other guarantees and contingent liabilities) of the applicable guarantor, and, depending on the amount of such indebtedness, such guarantor’s liability on its guarantee could be reduced to zero. See “Risk Factors—Federal and state fraudulent transfer laws may permit a court to void any guarantee and, if that occurs, you may not receive any payments on such guarantee.”

Each applicable guarantor of the notes, whether the initial guarantor or an additional guarantor, will automatically be released from its guarantee of the notes when such guarantor is not a borrower or guarantor under our revolving credit agreement or any refinancing or replacement thereof and is released or discharged from each guarantee of such guarantor with respect to borrowings under the revolving credit agreement, except discharges or releases by or as a result of payment under any such guarantee.

Optional Redemption

Prior to          , 20     (          month(s) prior to their maturity date (the “Par Call Date”)), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points less (b) interest accrued to the date of redemption, and

●	(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Notice of any redemption of notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to policies and procedures of DTC (or any successor depositary). In any event, we shall provide written notice to the trustee prior to the close of business on the business day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee, at our expense, shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed and the CUSIP number of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of the notes called for redemption.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem the notes in whole as described under “—Optional Redemption,” each holder of notes will have the right to require us to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a repurchase price equal to 101% of the principal amount thereof plus unpaid interest, if any, accrued to the repurchase date (the “Change of Control Repurchase Price”), subject to the rights of holders of notes on a record date to receive interest due on the related interest payment date.

Within 30 days following the occurrence of the Change of Control Triggering Event, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a written notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Repurchase Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Repurchase Date.

On the Change of Control Repurchase Date, we will, to the extent lawful:

●	accept or cause a third party to accept for repurchase all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

●	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Repurchase Price in respect of all notes or portions of notes properly tendered; and

●

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those securities laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of the prospectus supplement:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of J.B. Hunt and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to J.B. Hunt or one of its subsidiaries;

(2)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

(3)         we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)         the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(5)         the adoption of a plan relating to our liquidation, dissolution or winding up.

“Change of Control Triggering Event” means the rating on the notes is lowered, and the rating assigned to the notes is below Investment Grade, by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the prospectus supplement; or (2) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency, provided that we shall give written notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person (as that term is used in Section 13(d) of the Exchange Act) as of any date means the capital stock of such person that, at such date, is entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of J.B. Hunt and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of J.B. Hunt and its subsidiaries taken as a whole to another person or group may be uncertain.

Covenants

The indenture contains certain covenants, including covenants that restrict our ability, and our ability to permit our subsidiaries, to create or incur debt secured by liens and to engage in certain sale and leaseback transactions. See “Description of Debt Securities—Covenants—Limitations on Liens” and “Description of Debt Securities—Covenants—Sale and Leaseback Transactions” in the accompanying prospectus.

The provisions of the indenture described under “Description of Debt Securities—Discharge, Defeasance, and Covenant Defeasance—Defeasance and Covenant Defeasance” in the accompanying prospectus will be applicable to the notes.

Modification and Waiver

The indenture provides that we, the initial guarantor or future guarantors, as applicable, and the trustee, may enter into supplemental indentures without the consent of the holders of the notes, subject to certain conditions. See “Modifications, Waivers, and Meetings” in the accompanying prospectus.

Events of Default

The events of default with respect to the notes are described in the accompanying prospectus under “Description of Debt Securities—Events of Default.”

Book-Entry

We will issue the notes only in book-entry form—i.e., as global notes registered in the name of The Depository Trust Company, New York, New York, or its nominee. The sale of the notes will settle in immediately available funds through DTC. You will not be permitted to withdraw the notes from DTC except in the limited situations described in the accompanying prospectus under “Description of Debt Securities—Book-entry Debt Securities.”

Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. See “Description of Debt Securities—Book-entry Debt Securities” in the accompanying prospectus for additional information about indirect ownership of interests in the notes.

Trustee

Computershare Trust Company, N.A. (successor-in-interest to Wells Fargo Bank, National Association) is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

Governing Law

The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States (“U.S.”) federal income tax consequences to U.S. holders and non-U.S. holders (as defined below) of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with initial holders that purchase notes in this offering at the price shown on the cover of this prospectus supplement. This summary also only addresses holders who hold notes as capital assets (generally, investment property).

As used herein, the term “U.S. holder” means any beneficial owner of the notes that is, for U.S. federal income tax purposes, any of the following:

(i)	an individual who is a citizen or resident of the United States;

(ii)

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or

(iv)

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes who is an individual, corporation, estate or trust and is not a U.S. holder.

If a partnership (or any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, this summary does not address special rules that may apply to:

●	some financial institutions;

●	insurance companies;

●	regulated investment companies;

●	pension plans;

●	real estate investment trusts;

●	tax-exempt investors;

●	brokers or dealers in securities or currencies;

●	partnerships or other pass-through entities treated as partnerships for U.S. federal income tax purposes (or a person who is an investor in such an entity);

●	persons holding securities as part of a hedge, straddle, “synthetic security” or other integrated transaction;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	U.S. expatriates;

●

accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

●	persons subject to the alternative minimum tax.

This discussion does not address the tax consequences to non-U.S. holders that are subject to U.S. federal income tax on a net basis on income realized with respect to the notes because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a manner similar to U.S. holders; however, certain special rules apply. Further, this discussion does not include any description of any federal estate or gift tax consequences or the tax laws of any state, local government or foreign government that may be applicable to the notes.

This summary is based on the Code, the Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof. All of these authorities are subject to change or different interpretations, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those summarized below.

If you are considering an investment in the notes, you should consult with your own tax advisors regarding the application of U.S. federal tax laws to your particular situation with respect to the acquisition, ownership and disposition of the notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing authority.

Taxation of U.S. Holders

In certain circumstances, the timing and amount of payments otherwise due on the notes may differ from the scheduled payments on the notes (e.g., see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Triggering Event”). Because we are obligated to make such payments under certain circumstances, the notes may be subject to special rules under the Treasury Regulations that are applicable to debt instruments that provide for one or more contingent payments. If the notes were deemed to be contingent payment debt instruments, a U.S. holder might be required to accrue income on the U.S. holder’s notes in excess of stated interest, and would be required to treat as ordinary income, rather than as capital gain, any gain realized on the taxable disposition of the notes. Under the Treasury Regulations, however, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date, the contingencies are either “remote” or “incidental.” We intend to take the position (and this discussion assumes) that such payments are remote or incidental contingencies.

Our determination that such payments are remote or incidental contingencies for these purposes is binding on each holder, unless such holder discloses in the proper manner to the Internal Revenue Service (“IRS”) that it is taking a different position. Our determination is not, however, binding on the IRS, and, if the IRS were to challenge this determination, the tax consequences to a holder could differ materially and adversely from those discussed herein. The remainder of this discussion assumes that the notes are not subject to the rules applicable to contingent payment debt instruments.

Interest income. In general, stated interest payable on the notes will be taxable to a U.S. holder as ordinary interest income when it is accrued or received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the stated redemption price at maturity of a note exceeds the issue price of such note by more than a de minimis amount (as explained below), such note will be deemed to have original issue discount (“OID”). The “issue price” of a note will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales to underwriters, brokers or similar persons). All payments on a note, other than “qualified stated interest,” are treated as part of the debt’s stated redemption price at maturity. “Qualified stated interest” is stated interest that is unconditionally payable, in cash or in property (other than debt instruments of the issuer), or that will be constructively received under section 451 of Code, at least annually at a single fixed rate (or at a single qualified floating rate or “objective rate”). However, a note will not be deemed to have OID if its stated redemption price at maturity exceeds its issue price by no more than a de minimis amount equal to 0.0025, multiplied by the product of (i) its stated redemption price at maturity, and (ii) the number of complete years to its maturity. If a note meets this de minimis exception, a U.S. holder of that note is generally required to include the de minimis OID amount in income (as capital gain), as principal payments are made on the note, unless the U.S. holder elects to apply the constant yield method which otherwise applies to an instrument with more than de minimis OID. If the OID on a note is more than de minimis, a U.S. holder will be required to include the OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on interest compounding and in advance of the cash payments attributable to the income. Since the issue price of the notes is expected to be at par or within the de minimis exception, it is expected, and the rest of this disclosure assumes, that the notes should not be considered to have OID.

Sale, exchange, redemption or retirement of notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable gain or loss equal to the difference, if any, between (i) the sum of the cash plus the fair market value of all other property received on the disposition and (ii) the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in the note generally will be the initial purchase price paid therefor. For these purposes, the amount realized on the disposition of the note does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “—Interest Income” above.

Gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one (1) year. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. For corporate U.S. holders, all capital gains are currently subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of any capital losses is subject to certain limitations.

Information reporting and backup withholding. In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale, exchange, redemption, retirement or other disposition of the notes. Backup withholding may apply to such payments if the U.S. holder fails to comply with certain identification requirements or otherwise fails to establish an exemption from backup withholding. Backup withholding is currently imposed at a rate of 24%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS.

Taxation of Non-U.S. Holders

Non-U.S. holders should consult with their own tax advisors to determine the effect of U.S. federal, state and local and foreign tax laws, as well as income tax treaties, with regard to an investment in the notes, including any reporting requirements.

Interest income. Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, interest paid on a note to a non-U.S. holder that is not effectively connected with the conduct of a trade or business in the United States generally will not be subject to U.S. federal income or withholding tax provided that:

(i)	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(ii)	the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

(iii)	the non-U.S. holder is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

(iv)

either (a) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a U.S. person and provides its name, address, and certain other information on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and, when required, furnishes the payor or the payor’s agent with a copy thereof. (The applicable Treasury Regulations also provide alternative methods for satisfying the certification requirements of this clause (iv).)

Interest paid to a non-U.S. holder not satisfying the conditions described above will be subject to U.S. withholding tax at a rate of 30%, unless an income tax treaty applies to reduce or eliminate withholding and the non-U.S. holder provides us with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) claiming the exemption or reduction in withholding.

If a non-U.S. holder holds the note through certain foreign intermediaries or partnerships, such non-U.S. holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable Treasury Regulations.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if such income is effectively connected with a U.S. trade or business of the non-U.S. holder. Effectively connected income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed IRS Form W-8ECI (or successor form) to the payor or the payor’s agent.

Sale, exchange, redemption or retirement of notes. Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note (which amount will not include any accrued but unpaid interest, which will be treated as described above under “—Interest income”) unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

Except to the extent that an applicable income tax treaty otherwise provides, if an individual non-U.S. holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a 30% tax on the gain derived from a sale, which may be offset by certain U.S.-related capital losses (notwithstanding the fact that such individual is not considered a resident of the U.S.). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the U.S. in the taxable year in which they contemplate a disposition of notes are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (i), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information reporting and backup withholding. Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the tax withheld with respect to those payments, regardless of whether any tax was actually withheld. Information returns may also be filed with the IRS in connection with the proceeds of a disposition of the notes unless the holder complies with the certification procedures to establish that such holder is not a U.S. person, as described above, to avoid backup withholding. Copies of the information returns reporting such amounts and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. U.S. backup withholding will not apply to payments on the notes to a non-U.S. holder if the requirements described in clause (iv) of “—Interest income” above are satisfied with respect to the non-U.S. holder, unless the payor has actual knowledge or reason to know that the holder is a U.S. person.

Information reporting requirements and backup withholding will not apply to any payment of the proceeds of a sale of notes effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury Regulations (absent actual knowledge or reason to know that the payee is a U.S. person), unless such broker (i) is a U.S. person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) is a controlled foreign corporation for U.S. federal income tax purposes or (iv) is a foreign partnership with certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to information reporting unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner satisfies the requirements described in clause (iv) of “—Interest income” above and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities discussed below. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under proposed Treasury regulations, which may be relied upon until final regulations are issued, the withholding provisions of FATCA do not apply to payments of gross proceeds from a disposition of a note and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. We will not pay any additional amounts to U.S. holders or non-U.S. holders in respect of any amounts withheld under FATCA. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the notes.

Medicare Tax on Investment Income

A 3.8% Medicare tax is generally imposed with respect to “net investment income” above a certain threshold of certain U.S. citizens and residents, and on the undistributed “net investment income” of certain estates and trusts. Among other things, net investment income generally includes gross income from interest on, and net gains from the disposition of, the notes, less certain deductions. Holders are urged to consult their tax advisors with respect to the tax consequences of this legislation.

The U.S. federal income tax discussion set forth above is included for general information only, is not relevant to all prospective holders, and is not tax advice. The discussion may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal income or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement between us, the initial guarantor and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of the notes as set forth opposite the names of the underwriters below:

Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC	$
J.P. Morgan Securities LLC
Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have been advised by the Representatives that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price that represents a concession not in excess of          % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than          % of the principal amount of the notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $          .

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The notes are a new issue of securities as to which there is currently no market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice to, or the consent of, noteholders. We cannot assure you that an active market for the notes will develop or, if it develops, will continue or be liquid. If an active trading market for the notes does not develop or continue, the market price and liquidity of the notes will be negatively affected.

In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering, which creates a short position for the underwriters. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of this offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of this offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed not to offer, sell, contract to sell or otherwise dispose of any securities of the company (or guaranteed by the company) or the initial guarantor (or guaranteed by the initial guarantor) that are substantially similar to the notes from the date of this prospectus supplement until the closing of this offering without the prior written consent of each of the Representatives.

Extended Settlement

The underwriters expect to deliver the notes to purchasers on or about          , 2025, which will be the                                  business day following the pricing of the notes (such settlement cycle being herein referred to as “T+          ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+          , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their respective various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

A portion of the net proceeds from this offering will be used to reduce the amount currently outstanding under our term loan. See “Use of Proceeds.” Certain of the underwriters and/or certain of their respective affiliates are parties to and lenders under our term loan. The term loan was negotiated on an arms-length basis and contains customary terms pursuant to which the lenders receive customary fees.

As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive greater than 5% of the net proceeds of this offering, not including underwriting compensation. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter and/or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities.

Selling Restrictions

Other than the U.S., to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of notes in the U.S. by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (for such purposes, not including Hong Kong, Macau Special Administrative Region and Taiwan) (the “PRC”) and the notes (or beneficial interests therein) have not been and will not be offered, sold or delivered, directly or indirectly, in the PRC or to residents of the PRC, or offered, sold or delivered to any person for reoffering or resale, directly or indirectly, to any resident of the PRC except under the applicable laws and regulations of the PRC.

Notice to Prospective Investors in the European Economic Area

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);; or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in South Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

ERISA Notice to Investors

Each purchaser and holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes that either (a) it is not, and its purchase and holding of the notes is not made on behalf of or with assets of, (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include the assets of any such employee benefit plan, plan, account or arrangement or (iv) a governmental, church or non-U.S. plan that is subject to any state, local or other federal law or non-U.S. law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (b) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

LEGAL MATTERS

The validity of the notes and guarantees will be passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. As of March 10, 2025, attorneys with Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. participating in this matter beneficially own approximately 1,134 shares of our common stock. Davis Polk & Wardwell LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

J.B. HUNT TRANSPORT SERVICES, INC.

Common Stock

Preferred Stock

Rights

Warrants

Debt Securities

J.B. HUNT TRANSPORT, INC.

Guarantees of Debt Securities

________________________

J.B. Hunt Transport Services, Inc. may offer and sell from time to time, in one or more offerings, any combination of securities that we describe in this prospectus at prices and on terms determined at the time of any such offering. The debt securities may be guaranteed by J.B. Hunt Transport, Inc., a wholly owned subsidiary of J.B. Hunt Transport Services, Inc. We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of these securities. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance of securities. These supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “JBHT.”

Investing in the securities involves risks. See “Risk Factors” on page 4 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

________________________

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

________________________

This prospectus is dated February 24, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with any different or additional information, and if anyone provides you such information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

References in this prospectus to “J.B. Hunt,” the “Company,” “we,” “us” and “our” refer to J.B. Hunt Transport Services, Inc. and its subsidiaries, unless otherwise specified or unless the context otherwise requires. References to “Transport” refer to J.B. Hunt Transport, Inc., a wholly owned subsidiary of J.B. Hunt.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars. Financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may review the registration statement and any document we file with the SEC by accessing the website maintained by the SEC at https://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at https://www.jbhunt.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we filed with the SEC (in each case excluding any portion of such documents that have been furnished to and deemed not to be filed with the SEC):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023.

●	Current Reports on Form 8-K filed with the SEC on January 24, 2023 and February 9, 2023.

●

Description of our Common Stock contained in the Company’s Form 8-A dated March 27, 1984, as updated by the description of our Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports that we subsequently file with the SEC (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated in this prospectus by reference. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

Attention: Jennifer Boattini, Secretary

Telephone number: 479-820-0000

FORWARD-LOOKING STATEMENTS

This prospectus, including documents which are incorporated by reference and other documents which we file periodically with the Securities and Exchange Commission (SEC), contains statements that may be considered to be “forward-looking statements.” Such statements relate to our predictions concerning future events or operations and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “goals,” “strategy,” “future,” “predict,” “seek,” “estimate,” “likely,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements are inherently uncertain, subject to risks, and should be viewed with caution. These statements are based on our belief or interpretation of information currently available. Stockholders and prospective investors are cautioned that actual results and future events may differ materially from these forward-looking statements as a result of many factors. Some of the factors and events that are not within our control and that could have a material impact on future operating results include the following: general economic and business conditions; potential business or operational disruptions resulting from the effects of the novel coronavirus (COVID-19) pandemic, including any future spikes or outbreaks of the virus, as well as government actions taken in response to the pandemic; competition and competitive rate fluctuations; excess capacity in the intermodal or trucking industries; a loss of one or more major customers; cost and availability of diesel fuel; interference with or termination of our relationships with certain railroads; rail service delays; disruptions to U.S. port-of-call activity; ability to attract and retain qualified drivers, delivery personnel, independent contractors, and third-party carriers; retention of key employees; insurance costs and availability; litigation and claims expense; determination that independent contractors are employees; new or different environmental or other laws and regulations; volatile financial credit markets or interest rates; terrorist attacks or actions; acts of war; adverse weather conditions; disruption or failure of information systems; inability to keep pace with technological advances affecting our information technology platforms; operational disruption or adverse effects of business acquisitions; increased costs for and availability of new revenue equipment; increased tariffs assessed on or disruptions in the procurement of imported revenue equipment; decreases in the value of used equipment; and the ability of revenue equipment manufacturers to perform in accordance with agreements for guaranteed equipment trade-in values.

You should understand that many important factors, in addition to those listed above, could impact us operationally and financially. Our operating results may fluctuate as a result of these and other risk factors or events as described in our filings with the SEC. Some important factors that could cause our future results to differ from estimates or projections contained in the forward-looking statements are described under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q and other reports we subsequently file with the SEC. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.

THE COMPANY

We are one of the largest surface transportation, delivery, and logistics companies in North America. J.B. Hunt Transport Services, Inc. is a publicly held holding company that, through our wholly owned subsidiaries, provides a wide range of reliable transportation, brokerage, and delivery services to a diverse group of customers and consumers throughout the continental United States, Canada, and Mexico. Unless otherwise indicated by the context, “we,” “us,” “our,” the “Company”, and “JBHT” refer to J.B. Hunt Transport Services, Inc. and its consolidated subsidiaries. We were incorporated in Arkansas on August 10, 1961, and have been a publicly held company since our initial public offering in 1983. Our service offerings include transportation of full-truckload containerized freight, which we directly transport utilizing our company-controlled revenue equipment and company drivers, independent contractors or third-party carriers. We have arrangements with most of the major North American rail carriers to transport freight in containers or trailers, while we perform the majority of the pickup and delivery services. We also provide customized freight movement, revenue equipment, labor, systems, and delivery services that are tailored to meet individual customers’ requirements and typically involve long-term contracts. These arrangements are generally referred to as dedicated services and may include multiple pickups and drops, freight handling, specialized equipment, and freight network design. In addition, we provide or arrange for local and home delivery services, generally referred to as last-mile delivery services, to customers through a network of cross-dock and other delivery system locations throughout the continental United States. Utilizing thousands of reliable third-party carriers, we also provide comprehensive freight transportation brokerage and logistics services. In addition to dry-van, full-load operations, we also arrange for these unrelated outside carriers to provide flatbed, refrigerated, less-than-truckload (LTL), and other specialized equipment, drivers, and services. Also, we utilize a combination of company-owned and contracted power units to provide traditional over-the-road full truckload delivery services. Our customers, who include many Fortune 500 companies, have extremely diverse businesses. Many of them are served by J.B. Hunt 360°®, an online platform that offers shippers and carriers greater access, visibility and transparency of the supply chain. As of December 31, 2022, we had 37,151 employees.

We believe our ability to offer multiple services, utilizing our existing lines of business and a full complement of logistics services through third parties, represents a competitive advantage. We report our operating results for these services using five reporting segments: Intermodal (JBI), Dedicated Contract Services® (DCS®), Integrated Capacity Solutions (ICS), Final Mile Services® (FMS) and Truckload (JBT). Our business usually involves slightly higher freight volumes in August through early November. Meanwhile, DCS and FMS are subject to less seasonal variation than our other segments.

Our operations have been impacted by the COVID-19 global pandemic. We began our COVID-19 response activities in the first quarter of 2020, which required remote working when possible, expanded health and safety policies, facility modifications, increased security coverage, and purchase and distribution of personal protective equipment and supplies. In addition, we provided incremental paid time off for employees to help offset any financial loss caused by their absence from work when receiving the COVID-19 vaccination. We also worked with local healthcare organizations to provide vaccination assistance under applicable area guidelines and procedures to employees and their family members. In April, 2022, we eliminated the requirement of remote working when possible, resulting in previously remote employees returning to our home office campus and all other field locations throughout North America. We continue to review and analyze both external and internal COVID-related data, including the effects of new variants. We are pleased with the continued performance of our employees, particularly our drivers, who provided consistent service to our customers throughout the pandemic.

Our principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and our telephone number is (479) 820-0000. Transport was incorporated in Georgia on November 6, 1969. Its principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and its telephone number is (479) 820-0000.

RISK FACTORS

Investing in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the specific risks discussed or incorporated by reference in this prospectus or the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus, including, among other things, the matters discussed under “Risk Factors” included in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K, as well as any other risk factors we may describe in our subsequent Quarterly Reports on Form 10-Q and any other reports we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of securities offered by this prospectus for general corporate purposes. General corporate purposes may include:

●	repayment or refinancing of a portion of our existing short-term or long-term debt;

●	capital expenditures;

●	capital to fund anticipated future growth, including acquisitions;

●	additional working capital; and

●	the repurchase of shares of our outstanding common stock.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, rights, warrants and debt securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the capital stock of J.B. Hunt Transport Services, Inc. (the “Company”) and certain provisions of the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Second Amended and Restated Bylaws, as amended (“Bylaws”), and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of the Company’s Articles of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

General

Under our Articles of Incorporation, we have authority to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $100.00 per share. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock.

As of December 31, 2022, 105,093,706 shares of our common stock were issued and outstanding, and 4,233,978 shares of common stock were reserved for issuance pursuant our Management Incentive Plan. Our common stock is listed on the NASDAQ Global Select Market. The outstanding shares of our common stock are validly issued, fully paid and non-assessable.

As of December 31, 2022, no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Dividend Rights. Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. Holders of any series of preferred stock we may issue in the future may have a priority over holders of common stock with respect to dividends.

Liquidation and Dissolution. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company’s preferred stock that may be issued from time to time.

Other Rights. Holders of our common stock have no preferential or preemptive rights with respect to any securities of the Company, and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Modification of Rights. Our board of directors acting by a majority vote of the members present, without stockholder approval, may amend our Bylaws and may issue shares of our preferred stock under terms as described below under “Preferred Stock.” Rights of the holders of our common stock may not otherwise be modified by less than a majority vote of the common stock outstanding. Additionally, under the Arkansas Business Corporation Act of 1987, a majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of the Company.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Voting Rights. Holders of our preferred stock are not entitled to vote, except as required by statute.

Dividend Rights. Holders of our preferred stock are entitled to dividends when and as declared by our board of directors out of the surplus or net profits of the Company at the rate of 10% annually, before any dividends on our common stock may be paid or declared and set apart for payment.

Redemption. The board of directors of the Company may redeem our preferred stock at any time, upon at least 30 days notice by mail to the holders of such preferred stock, by paying $100.00 in cash for each share of preferred stock to be redeemed. In the event of a partial redemption, the board of directors may determine the terms and conditions of any redemption and the shares to be redeemed.

Liquidation and Dissolution. In the event of the liquidation, dissolution or winding up of the Company, the holders of our preferred stock are entitled to receive the sum of $100.00 per share.

Other Rights. Holders of our preferred stock have no preemptive rights with respect to any securities of the Company, and there are no conversion rights or sinking fund provisions applicable to our preferred stock.

Provisions That May Discourage Takeovers

Arkansas law and our Articles of Incorporation, Bylaws and corporate governance policies contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. These provisions could protect the continuity of our directors and management and possibly deprive stockholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. The following description is subject in its entirety to applicable Arkansas law and our Articles of Incorporation and Bylaws.

Availability of Authorized but Unissued Shares. All of our preferred stock and a substantial amount of our common stock are authorized but unissued and not reserved for any particular purpose. Our board of directors may issue shares of authorized common or preferred stock without stockholder approval. If our board of directors decides to issue shares to persons friendly to current management, this could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, including dilution through a stockholder rights plan of the type commonly known as a “poison pill,” which the board of directors could adopt without a stockholder vote.

Issuance of Preferred Stock. In addition, our common stockholders could amend our Articles of Incorporation to allow our board of directors to issue preferred shares having voting rights that could have the effect of delaying, deferring or impeding a change in control of the Company.

Classification of the Board of Directors. As permitted by Arkansas law, our Articles of Incorporation provide that, if we have nine or more directors, our board of directors may at any time elect to classify our board of directors into two or three classes, with each class serving a staggered two-year or three-year term, as the case may be. Our board of directors currently consists of eleven directors. Our Bylaws provide that all directors shall be elected to one-year terms, expiring at the next annual meeting of our stockholders. However, as long as we have nine or more directors, our board of directors could at any time amend our Bylaws to classify our board of directors with staggered terms without any action on the part of our stockholders. A classified board with staggered terms could make it more difficult for a stockholder or group of stockholders to assume control of the board of directors by replacing a majority of the board of directors with their own candidates.

No Cumulative Voting. Under Arkansas law, stockholders do not have cumulative voting rights for the election of directors unless the Articles of Incorporation so provide. Our Articles of Incorporation do not provide for cumulative voting.

Limitations on Nomination of Directors. Under our corporate governance policy regarding director recommendations by stockholders, in order for a stockholder or group of stockholders to recommend a candidate for director to be nominated by our board of directors, such recommendation must be submitted to us not less than 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. The stockholder or group of stockholders submitting the recommendation must have beneficially owned at least two percent of our outstanding common stock for at least one year and must provide certain information as specified in the policy, including the name and address of the recommending stockholder or group of stockholders making the recommendation (collectively, the “Recommending Stockholder”); if the Recommending Stockholder is not the registered holder of such shares, proof of beneficial ownership of such shares in the manner provided in Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the number of shares of the Company’s common stock beneficially owned by the Recommending Stockholder and the dates such shares were purchased; proof of beneficial ownership of such shares if the recommending stockholder is not the registered holder of such shares; the name, age and address of the candidate; his or her occupation for the past five years; a description of the candidate’s qualifications to serve as a director and why the candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards; the number of shares held by the candidate, if any; a description of the arrangements or understandings between the Recommending Stockholder and the candidate, if any, or any other person pursuant to which the Recommending Stockholder is making the recommendation.

In order for a stockholder to nominate a director candidate for election at our annual meeting, our Bylaws provide that the stockholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is held on a day not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of stockholders, including in the event that we did not hold an annual meeting the previous year, the stockholder’s notice is timely only if it is delivered to the Secretary at the Company’s principal executive offices no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day after the Company publicly announces the date of the current year’s annual meeting. To be in proper written form, a stockholder’s notice to the Secretary, including a notice pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary, including with respect to a stockholder’s notice under Rule 14a-19 of the Exchange Act.

Limitation on Calling Special Meetings of Shareholders. Arkansas law allows the board of directors or persons authorized in our Articles of Incorporation or Bylaws to call special meetings of stockholders. Our Bylaws provide that a special meeting may be called by our board of directors, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or by the holders of not less than one-third of all the shares of stock entitled to vote at the proposed special meeting. Under Arkansas law, business to be transacted at a special meeting is limited to the purpose or purposes described in the notice of the meeting.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our securityholders. We may issue rights to purchase common stock, preferred stock, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our securityholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the securityholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

●	the title of the warrants;

●	the total number of warrants;

●	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

●

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;

●

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;

●	the designation and terms of the preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each such share of preferred stock or debt security;

●	the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

●	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	whether the warrants will be issued in registered or bearer form;

●	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

●	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock or debt securities purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares of common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote, or the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture.

Exercise of Warrants. Each warrant will entitle the holder to purchase such number of shares of common stock, shares of preferred stock, or such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock, shares of preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock, shares of preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under supplements to the indenture, dated as of March 1, 2019, among us, J.B. Hunt Transport, Inc., a subsidiary of ours who may guarantee our debt securities, and Computershare Trust Company, N.A. (successor-in-interest to Wells Fargo Bank, National Association), as trustee. That indenture is included as an exhibit to the registration statement to which this prospectus forms a part. References herein to the “indenture” refer to such indenture, as amended or supplemented from time to time, and references to the “trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the indenture. There is, however, no requirement under the indenture that future issues of our debt securities be issued under that indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities. If we use any such additional indenture, the form of the indenture will be filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents which have been or will be incorporated by reference in this prospectus. The terms of the debt securities of any series will be those specified in or pursuant to the applicable indenture and in the applicable debt securities of that series and those made part of that indenture by the Trust Indenture Act of 1939, as amended.

The following description of selected provisions of the indenture dated as of March 1, 2019, and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the indenture, and the form of the applicable debt securities, as have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture, or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the indenture. When we refer to “J.B. Hunt,” “we”, “us,” or “our” in this section or when we otherwise refer to ourselves in this section, we mean J.B. Hunt Transport Services, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell the debt securities of a particular series, we will describe the specific terms of such debt securities in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. We can issue an unlimited principal amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

●	the title of the series of debt securities;

●	any limit on the aggregate principal amount of debt securities of the series;

●	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

●	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

●	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

●	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

●

the person to whom any interest on the debt securities of the series will be payable, if different than the person in whose name a debt security is registered at the close of business on the regular record date for that interest;

●

the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

●	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

●	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

●	the terms of any sinking fund or analogous provision;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

●

the authorized denominations in which the series of debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or denominations of $5,000, in the case of bearer securities;

●

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for conversion into or exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the Borough of Manhattan, The City of New York;

●

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

●

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

●	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

●

whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;

●

whether and under what circumstances we will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

●	whether any of our subsidiaries will provide guarantees of the debt securities; and

●	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us that may adversely affect the holders of our debt securities.

Registration, Transfer, Payment, and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

●

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

●

register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

●

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

●	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

●	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

●

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

●

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

●

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

●	a debt security owned by us or any obligor on the debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Conversion and Exchange

The terms and conditions, if any, on which debt securities of any series are convertible into or exchangeable for shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the applicable prospectus supplement, one or more of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series, including, if applicable, any subsidiaries that are added as subsidiary guarantors with respect to the debt securities of that series after the date of original issue.

Covenants

Merger, Consolidation, and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of our assets to any other person unless:

●

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities outstanding thereunder, including any applicable conversion or exchange rights of holders;

●

immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

●	the trustee shall have received an officer’s certificate and opinion of counsel to the effect that all conditions precedent have been satisfied.

Upon any consolidation by us with, or our merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of our assets to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Limitations on Liens

The indenture limits the amount of liens that we or our subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our subsidiaries owning any Principal Facility has issued to us or any of our subsidiaries. If we or any of our subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by any guarantor of the debt securities, then such guarantor will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

●	liens existing on the date of the indenture;

●

liens on property or shares of capital stock existing at the time we or any of our subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

●

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing two bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate principal amount of all outstanding indebtedness secured by the liens plus the aggregate value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets.

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) goodwill and other intangible assets and (b) the minority interests of others in subsidiaries.

“Principal Facility” means any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for  distribution or warehousing and located in the United States, owned or leased pursuant to a capital lease by us or any subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization.

“Consolidated Capitalization” means the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity from its date of creation, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the second full paragraph above in the subsection entitled “––Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets.

A “Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any subsidiary will be discontinued on or before the expiration of such period.

Provision of Financial Information

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not required to file reports with the SEC under such Sections, then we will be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the trustee as of the time such documents are filed via the SEC’s EDGAR system.

Other

Any other covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	default for 30 days in payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)

default by us in the delivery of any shares of common stock, together with cash instead of fractional shares, or any other securities or property when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any exchangeable debt security of that series, and continuance of such default for a period of 10 business days;

(5)

the cessation of a guarantee of any debt security of that series to be in full force and effect, other than in accordance with the terms of the indenture, or the denial by a subsidiary guarantor of its liability under its guarantee;

(6)

default by us in the performance, or breach, of any covenant or warranty in the indenture or any debt security of that series not covered elsewhere in this section, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(7)

our failure or the failure of any subsidiary of ours that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”) to pay when due, either at maturity, upon redemption, upon exercise of a repurchase right, upon acceleration or otherwise, any indebtedness for money borrowed by us or any such Significant Subsidiary in excess of $50 million principal amount under any bond, debenture, note or other evidence of indebtedness unless such indebtedness (other than indebtedness due upon acceleration) is discharged, or the default in respect of such other indebtedness is waived, cured, rescinded, or annulled, within 30 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

(8)

the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against us or any of our subsidiaries in excess of $15 million which remains unstayed, unpaid, undischarged, or unbonded for 60 days;

(9)	specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours; or

(10)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of any series within 90 days of a default relating to such debt securities. However, the trustee may withhold such notice if the trustee, in good faith, determines it is in the best interest of such holders to do so, except in the event of a default in payment of principal or any premium, interest, Additional Amounts, or sinking fund payments in respect of such debt securities or a default or in the delivery of securities or property upon conversion or exchange of such debt securities in accordance with their terms.

If an Event of Default specified in clause (9) above occurs with respect to us and is continuing, then the principal of all the debt securities and interest, if any, thereon will automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and any interest thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the indenture, the holder of a debt security will have the absolute and unconditional right to receive payment of the principal of and any premium, interest, and Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange. This right may not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.

Within 120 days after the close of each fiscal year, we and any subsidiary guarantors must deliver to the trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The indenture permits us, the subsidiary guarantor or guarantors, if applicable, and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the indenture. However, no modification or amendment shall, among other things,

●	change the stated maturity of the principal of, any premium or installment of interest on, or any Additional Amounts with respect to any debt securities, or

●

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

●	adversely affect any right of repurchase at the option of any holder, or

●	release any subsidiary guarantor from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture, or

●	change any place where or the currency in which any debt securities are payable, or

●	adversely affect any right of holders to convert or exchange any debt securities for other securities or property in accordance with their terms, or

●

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to convert or exchange any debt securities in accordance with their terms, or

●

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences, or

●	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities, to modify or amend the indenture, among other things:

●

to add to the Events of Default or our covenants or the covenants of any applicable subsidiary guarantor in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

●	to add or release a subsidiary guarantor as required or permitted by the indenture;

●	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

●	to establish the form or terms of debt securities of any series and any related coupons;

●

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

●

to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

●

to conform the terms of the indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the conversion or exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including our obligation to repurchase such debt securities at the option of the holders thereof or to convert or exchange such debt securities into other securities or property in accordance with their terms, if applicable, and our obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

●	either

(A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the trustee for cancellation, subject to exceptions, or

(B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and any premium and interest thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

●	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

●	the trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

●	to defease and discharge ourselves and, if applicable, any subsidiary guarantor, from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

(2)	the obligations to register the transfer or exchange of those debt securities,

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

(4)	the obligation to maintain an office or agency in respect of those debt securities,

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust, and

(6)

the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange or convert those debt securities into other securities or property in accordance with their terms, or

●

to be released from our obligations with respect to those debt securities under the specified covenants in the indenture described under “—Covenants—Limitation on Liens” and “—Covenants—Limitation on Sale and Leaseback Transactions” and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”),

In either case we must irrevocably deposit with the trustee, or other qualifying trustee, in trust for that purpose, an amount of monies and/or government obligations sufficient to pay the principal of, any premium and any interest on, any reasonably determinable Additional Amounts with respect to, and any mandatory sinking fund or analogous payments on those debt securities on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above will only be effective if, among other things:

●	it does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

●	in the case of full defeasance, we have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

and based on this ruling or change, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●

in the case of covenant defeasance, we have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

●

if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date;

●

no Event of Default with respect to debt securities of the applicable series, or default which with notice or lapse of time or both would become an Event of Default, has occurred and is continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours, or default which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing during the period ending on the 91st day after the date of the deposit into trust; and

●

we have delivered to the trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because an Event of Default has occurred other than with respect to the covenants as to which covenant defeasance has been effected, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

●	the public offering price;

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the proceeds from the sale of the securities to us;

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or reallowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. As of February 24, 2023, attorneys with Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. participating in this matter beneficially own approximately 3,992 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements as of December 31, 2022 and for each of the two years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of J.B. Hunt Transport Services, Inc. for the year ended December 31, 2020, appearing in J.B. Hunt Transport Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022,  has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

________________________

J.B. HUNT TRANSPORT SERVICES, INC.

Common Stock

Preferred Stock

Rights

Warrants

Debt Securities

J.B. HUNT TRANSPORT, INC.

Guarantees of Debt Securities

________________________

PROSPECTUS

J.B. Hunt Transport Services, Inc.

$                    % Senior Notes due

Guaranteed by

J.B. Hunt Transport, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC

J.P. Morgan

March      , 2025